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                                                                   EXHIBIT 10.82



                                 LOAN AGREEMENT



         This Loan Agreement ("Agreement") is entered into as of May 24, 1996 ("Effective Date"), by and between Cohesion Corporation, a California corporation having its principal place of business at 2500 Faber Place, Palo Alto, California 94303 (the "Company), Collagen Corporation, a Delaware corporation having its principal place of business at 2500 Faber Place, Palo Alto, California 94303 ("Collagen"), and, with respect to Sections 4, 5 and 6.1 hereof, Rodney Perkins, M.D.

         WHEREAS, concurrently herewith, the Company and Collagen are entering into a Series A Preferred and Common Stock Purchase Agreement (the "Purchase Agreement"), a License Agreement and certain related agreements pursuant to which Collagen is making an equity investment in the Company and the Company is licensing certain technology from Collagen;

         WHEREAS, Collagen is willing, pursuant to the terms and conditions of this Agreement, to loan the Company up to $5,000,000 in cash installments; and .

         WHEREAS, Collagen and Dr. Perkins desire to provide for the sale and transfer of 25,000 shares of the Company's Common Stock from Dr. Perkins to Collagen for each $1,000,000 advanced to the Company by Collagen pursuant to this Agreement.

         NOW, THEREFORE, the parties hereby agree as follows:

SECTION 1.        LOAN AND NOTES

         1.1 Loan. Collagen agrees, on the terms of and subject to the conditions specified in this Agreement, to lend to the Company, from time to time and at the request of the President of the Company, up to an aggregate of $5,000,000 (the "Loan Amount"). Each loan shall be evidenced by a promissory note (the "Note") dated as of the date of the loan and in the form of Exhibit A (each a "Note" and collectively the "Notes").

         1.2 Installments.

         (a) The Company shall be entitled to borrow funds from Collagen in installments until such time as the Company shall have borrowed the entire Loan Amount, subject to the following:

                  (i) The Company shall give Collagen a written request ("Loan Request") for each installment, signed by the President of the Company and specifying (A) the amount of the requested installment and (B) the date upon which the Company will receive the
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funds from Collagen, which date must be at least ten (10) days following
Collagen's receipt of the Loan Request;

                  (ii) Loan Requests may be made (A) at any time after the Company's President, in his discretion, determines that the funds raised by the Company under the Purchase Agreement have been substantially spent or committed to be spent or (B) immediately prior to an initial public offering of the Company's Common Stock;

                  (iii) The minimum amount that may be loaned to the Company at any one time shall be $1,000,000; and

                  (iv) Each installment must be evidenced by a fully executed Note.

                  (b) In addition, Collagen may from time to time in its sole discretion upon ten (10) days prior notice to the Company advance all or a portion of the Loan Amount not previously loaned to the Company, subject to subsections 1.2(a)(iii) and (iv) above.

         1.3 Loan Term; Interest. The term of the Loan will begin on the Effective Date and end on the earlier of five (5) years from the date of the first advance hereunder or the date the Notes are converted pursuant to Section 4 of this Agreement (the "Expiration Date"), such period hereinafter being referred to as the "Loan Term." During the Loan Term, all sums loaned to the Company pursuant to this Agreement less any amounts repaid by the Company (the "Outstanding Balance") will bear interest as set forth in the Notes. Subject to the terms hereof, the Outstanding Balance and all accrued interest shall be due and payable on the Expiration Date.

         1.4 Prepayment and Repayment. The Outstanding Balance and all accrued interest may be prepaid without penalty with thirty (30) days prior written notice to Collagen. Amounts borrowed by Company under this Agreement may not be reborrowed following repayment by Company of such amounts.

SECTION 2.        REPRESENTATIONS AND WARRANTIES.

         2.1 Authorization. Each of the Company and Collagen represents and warrants to the other party that the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite corporate action, and this Agreement constitutes a valid and binding obligation of such party enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights.

         2.2 Governmental Consents. The Company represents and warrants to Collagen that it has obtained all consents, approvals, orders and authorizations from, and made all registrations, qualifications and filings with, all appropriate federal and state governmental authorities (other than the filing of a notice pursuant to Section 25102(f) of the California Corporations Code, which filing shall be completed after the closing hereunder) that may be required in connection with the consummation of the transactions contemplated herein.


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         2.3 Investment Representations. Collagen represents to the Company that it is acquiring the Note to be issued to Collagen and any securities issued upon conversion of the Note for investment and not with a view towards distribution to the public within the meaning of the Securities Act of 1933, as amended. Collagen understands that the Notes, and any securities issued upon conversion thereof will be legended in form satisfactory to the Company's counsel restricting transfer except in compliance with securities laws. Collagen represents to the Company that it is familiar with the business and affairs of the Company, and has had access to all information which it has requested concerning the Company.

SECTION 3.        DEFAULT.

         For purposes of this Agreement, the term "default" shall include any of the following:

                  (a) Company's failure to meet its obligations under this Agreement; and

                  (b) The filing of a petition in bankruptcy or under any similar insolvency law by Company, the making of an assignment for the benefit of creditors, or if any voluntary petition in bankruptcy or under any similar insolvency law is filed against Company and such petition is not dismissed within ninety (90) days after the filing thereof.

Upon each such default pursuant to Section 3(a) above, the Company shall have forty-five (45) days to cure such default after receipt of written notice of default from Collagen specifying the nature of the Company's default. If the Company is unable to cure its default within forty-five (45) days, Collagen may, at its option, accelerate repayment of Outstanding Balance, in which case the Outstanding Balance, and all interest accrued thereon shall be due and payable on the ninetieth (90th) day following the date of Collagen's written notice of default.

SECTION 4.        CONVERSION

         4.1 Conversion Upon a Public Offering. In the event of a closing of the Company's sale of its Common Stock in a firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended (a "Public Offering"), then upon the closing of the Public Offering all of the outstanding unpaid principal balance and accrued interest under the Notes shall be converted into fully paid and nonassessable shares of Common Stock of the Company, at the price per share at which such Common Stock is sold to the public (prior to deduction for underwriting discounts and expenses).

         4.2 Conversion Upon a Merger. In the event of (i) a merger or consolidation of the Company with or into any other corporation pursuant to which the shareholders of the Company hold less than fifty percent (50%) of the voting securities of the surviving corporation or (ii) a sale of all or substantially all of the assets of the Company (each an "Acquisition"), then immediately prior and subject to the closing of the Acquisition all of the outstanding unpaid principal balance and accrued interest under the Notes shall be converted into fully paid and nonassessable shares of Common Stock of the Company at a price per share equal to the consideration per share to be received in the Acquisition by the holders of the Company's Common Stock. In the event such consideration includes securities or other non-cash


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consideration to be paid to shareholders of the Company, such consideration shall be valued for purposes of conversion under this Section 4.2 using the method used to value the consideration paid to other shareholders of the Company in the Acquisition.

         4.3 Notice. In the event of a Public Offering or Acquisition, the Company shall give Collagen not less than twenty (20) days prior written notice of the proposed closing date of such transaction.


         4.4 Issuance of Securities on Conversion. As soon as practicable after conversion of the Notes, the Company at its expense will cause to be issued in the name of and delivered to Collagen a certificate or certificates for the number of fully paid and nonassessable shares of capital stock of the Company to which Collagen shall be entitled on such conversion, together with any other securities and property to which Collagen is entitled on conversion under the terms of this Agreement. No fractional shares will be issued on conversion of the Note. If on conversion of the Note a fraction of a share results, the Company will pay the cash value of that fractional share, calculated on the basis of the applicable conversion price.

SECTION 5.        CONSIDERATION FOR LOAN; TERMINATION OF LOAN

         5.1 Termination. If the Company raises funds through the sale of equity securities to a party other than Collagen after the date of this Agreement and before a total of $5,000,000 has been loaned hereunder (a "Financing") and Collagen is given notice of and the opportunity to participate in the Financing pursuant to Section 2.1 of the Amended and Restated Rights Agreement of even date herewith, then

                  (a) if Collagen elects not to participate in the Financing or elects to participate as to an amount less than the remaining undrawn portion of the Loan Amount, the Loan Amount shall be thereafter reduced by an amount equal to the amount of equity funds raised in the Financing from parties other than Collagen; provided that in no case shall the Loan Amount be reduced below the actual loans previously advanced to the Company hereunder; and

                  (b) if Collagen elects to participate in the Financing, the amount invested by Collagen in the Financing will be credited towards Collagen's $5,000,000 loan commitment under this Agreement and deemed to be an advance against the Loan Amount for purposes of this Section 5.

         5.2 Consideration for Loan. For each $1,000,000 of the Loan Amount advanced by Collagen to the Company, Dr. Perkins agrees to sell and transfer to Collagen, and Collagen agrees to purchase from Dr. Perkins, 25,000 shares of Common Stock at a purchase price of $.70 per share up to a maximum of 125,000 shares of Common Stock. If the Loan Amount is reduced under Section 5.1(a), then the maximum number of shares subject to this Section 5.2 shall be reduced on a prorata basis.


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        SECTION 6. MISCELLANEOUS

         6.1 Amendment. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by Collagen, by the Company and, with respect to any amendment or waiver of the provisions of Sections 4, 5 or 6.1 hereof, by Dr. Perkins.

         6.2 Notices. All notices, requests, demands and other communications under this Agreement or the Notes shall be in writing and shall be deemed to have been duly "given" on the date of delivery, if delivered personally or if sent by facsimile (with receipt acknowledged) to the party to whom notice is to be given, or on the third business day after mailing if mailed by first class mail, registered or certified, postage prepaid and properly addressed as follows:

         If to Collagen:                          If to the Company:

         Collagen Corporation                     Cohesion Corporation
         2500 Faber Place                         2500 Faber Place
         Palo Alto, CA  94303                     Palo Alto, CA  94303
         Fax Number:  (415) 354-4752              Fax Number:  (415) 354-4801
         Attention:  President                    Attention:  President

         Any party may change its address or facsimile number for purposes of this Section 5.2 by giving the other party written notice of the new address or number in the manner set forth above.

         6.3 No Waiver; Remedies. No failure on the part of Collagen to exercise, and no delay on the part of Collagen in exercising, any right hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under the Notes preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         6.4 Costs, Expenses and Taxes. Each party shall pay its own costs and expenses, including legal fees and expenses, incurred by it in connection with the preparation, execution and delivery of this Agreement, the Notes, and any other documents to be delivered hereunder. If the Company fails to pay when due the principal of, or any interest on, the Notes, or fails to comply with any other provisions of this Agreement or the Notes, the Company will pay on demand all costs and expenses, including without limitation reasonable attorneys' fees and legal expenses, incurred by Collagen in connection with collecting any sums due on or on account of the Loan or in otherwise enforcing any of its rights under this Agreement or the Notes.

         6.5 Binding Effect; Governing Law. This Agreement and the Notes shall be binding upon and inure to the benefit of the Company and Collagen and their respective successors and assigns, except that neither party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other party. This Agreement and the Notes shall



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be governed by, and construed in accordance with, the internal laws of the State of California (without reference to any principles of conflicts of laws).

         6.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, and all of which together shall constitute one instrument.


         6.7 Term. The term of this Agreement shall run from the date hereof through the Expiration Date, unless earlier terminated by Collagen in accordance with Section 3. The provisions of Section 2 shall survive early termination of this Agreement.




COLLAGEN CORPORATION                       COHESION CORPORATION



By /s/ Howard Palefsky                     By /s/ Frank DeLustro
   -------------------------------------      ----------------------------------
      Howard Palefsky                         Frank DeLustro
      Chairman and Chief Executive            President and Chief Executive
      Officer                                 Officer

                                           FOR PURPOSES OF SECTIONS 4, 5 AND
                                           6.1:


                                              /s/ Rodney Perkins
                                              ----------------------------------
                                              Rodney Perkins




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                                    EXHIBIT A

                                 PROMISSORY NOTE

$__________                                                Palo Alto, California
                                                               __________, 199__

         For value received, Cohesion Corporation, a California corporation (the "Company"), located at 2500 Faber Place, Palo Alto, California 94303, promises to pay to the order of Collagen Corporation, a Delaware corporation ("Collagen") located at 2500 Faber Place, Palo Alto, California 94303, or any subsequent holder of this Promissory Note ("Holder"), the principal sum of _______________________________ Dollars ($_________) together with interest from the date hereof on the terms and conditions set forth herein.

         The term of this Promissory Note shall commence on ___________ and end on _____________. During the term of this Promissory Note the unpaid principal shall bear interest, adjusted quarterly on the first day of each calendar quarter, equal to the higher of (i) the rate of ten percent (10%) per annum, 365 day basis, or (ii) the prime lending rate as reported in the Wall Street Journal on such date; provided however, that the rate at which interest will accrue on unpaid principal under this Promissory Note will not exceed the highest rate permitted by applicable law. Principal and interest shall be payable in lawful money of the United States of America, without any deduction on any nature by way of set off, counterclaim, or otherwise.

         Pursuant to the terms and conditions of Section 4 of that certain Loan Agreement dated as of May 24, 1996 by and between Collagen and the Company ("Loan Agreement"), the principal sum of this Promissory Note, together with the interest accrued thereon (the "Repayment Amount"), is subject to Holder's conversion rights and/or obligations under Section 4 of the Loan Agreement. Upon conversion of the Repayment Amount, this Promissory Note shall terminate and the Company's obligations to pay the Repayment Amount to Holder shall be extinguished. This Promissory Note may be prepaid in cash at any time without penalty, subject to Holder's conversion rights as set forth in Section 4 of the Loan Agreement.

         The Company waives presentment for payment, protest, notice of protest and notice of prepayment of this Promissory Note. The Company agrees to reimburse Holder for all its reasonable costs and expenses, including reasonable attorneys' fees, in connection with the enforcement of this Promissory Note.

         This Promissory Note shall be governed and construed according to the laws of the State of California and shall be binding on the successors and assigns of the Company.

COHESION CORPORATION

By:     ___________________________

Title:  ___________________________

Date:   ___________________________